Exhibit 77Q1(d)
ARTICLES SUPPLEMENTARY
TO ARTICLES OF INCORPORATION
OF LORD ABBETT GLOBAL FUND, INC.

	LORD ABBETT GLOBAL FUND, INC.
(hereinafter called the "Corporation"), a Maryland corporation having its principal office c/o The
Prentice-Hall Corporation System, 7 St. Paul Street,
Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

	FIRST:  The Corporation presently has
authority to issue 3,145,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $3,145,000. The Board of Directors has previously classified and designated the Corporation's shares as follows:

Lord Abbett Emerging Markets Corporate Debt Fund
      Class A 	350,000,000 shares
      Class C 	85,000,000 shares
      Class F 	85,000,000 shares
      Class I 	185,000,000 shares
      Class R2 	15,000,000 shares
      Class R3 	15,000,000 shares
      Class R4 	15,000,000 shares
      Class R5 	15,000,000 shares
      Class R6 	15,000,000 shares

Lord Abbett Emerging Markets Currency Fund
      Class A 	415,000,000 shares
      Class B	30,000,000 shares
      Class C	100,000,000 shares
      Class F 	100,000,000 shares
      Class I 	200,000,000 shares
      Class P 	20,000,000 shares
      Class R2 	20,000,000 shares
      Class R3 	20,000,000 shares
      Class R4	20,000,000 shares
      Class R5 	20,000,000 shares
      Class R6 	20,000,000 shares


Lord Abbett Emerging Markets Local Bond Fund
      Class A 	350,000,000 shares
      Class C 	85,000,000 shares
      Class F 	85,000,000 shares
      Class I 	185,000,000 shares
      Class R2 	15,000,000 shares
      Class R3 	15,000,000 shares
      Class R4 	15,000,000 shares
      Class R5 	15,000,000 shares
      Class R6 	15,000,000 shares

Lord Abbett Multi-Asset Global Opportunity Fund
      Class A 	430,000,000 shares
      Class B	15,000,000 shares
      Class C	20,000,000 shares
      Class F	20,000,000 shares
      Class I	15,000,000 shares
      Class P	20,000,000 shares
      Class R2 	20,000,000 shares
      Class R3 	20,000,000 shares
      Class R4	20,000,000 shares
      Class R5 	20,000,000 shares
      Class R6 	20,000,000 shares

	SECOND: In accordance with 2-105(c) of the Maryland General Corporation Law, the total number of shares of capital stock that the Corporation shall have the authority to issue is hereby increased to 3,215,000,000, of the par value
$.001 each, having an aggregate par value of $3,215,000.

	THIRD: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies the 70,000,000 newly authorized but unclassified and unissued shares as follows:

Lord Abbett Emerging Markets Corporate Debt Fund
      Class T 	15,000,000 shares

Lord Abbett Emerging Markets Currency Fund
      Class T	20,000,000 shares

Lord Abbett Emerging Markets Local Bond Fund
      Class T	15,000,000 shares

Lord Abbett Multi-Asset Global Opportunity Fund
      Class T 	20,000,000 shares

	FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

	FIFTH:  Following the increase in
authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 3,215,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $3,215,000. The authorized shares of the Corporation are classified and designated as follows:

Lord Abbett Emerging Markets Corporate Debt Fund
      Class A 	350,000,000 shares
      Class C 	85,000,000 shares
      Class F 	85,000,000 shares
      Class I 	185,000,000 shares
      Class R2 	15,000,000 shares
      Class R3 	15,000,000 shares
      Class R4 	15,000,000 shares
      Class R5 	15,000,000 shares
      Class R6 	15,000,000 shares
      Class T 	15,000,000 shares

Lord Abbett Emerging Markets Currency Fund
      Class A 	415,000,000 shares
      Class B	30,000,000 shares
      Class C	100,000,000 shares
      Class F 	100,000,000 shares
      Class I 	200,000,000 shares
      Class P 	20,000,000 shares
      Class R2 	20,000,000 shares
      Class R3 	20,000,000 shares
      Class R4 	20,000,000 shares
      Class R5 	20,000,000 shares
      Class R6 	20,000,000 shares
      Class T	20,000,000 shares

Lord Abbett Emerging Markets Local Bond Fund
      Class A 	350,000,000 shares
      Class C 	85,000,000 shares
      Class F 	85,000,000 shares
      Class I 	185,000,000 shares
      Class R2 	15,000,000 shares
      Class R3 	15,000,000 shares
      Class R4 	15,000,000 shares
      Class R5 	15,000,000 shares
      Class R6 	15,000,000 shares
      Class T 	15,000,000 shares

Lord Abbett Multi-Asset Global Opportunity Fund
      Class A 	430,000,000 shares
      Class B	15,000,000 shares
      Class C	20,000,000 shares
      Class F	20,000,000 shares
      Class I	15,000,000 shares
      Class P	20,000,000 shares
      Class R2 	20,000,000 shares
      Class R3 	20,000,000 shares
      Class R4 	20,000,000 shares
      Class R5 	20,000,000 shares
      Class R6 	20,000,000 shares
      Class T 	20,000,000 shares

	SIXTH: The Corporation is registered as an open-end investment company under the Investment
Company Act of 1940, as amended. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with 2-105(c) of the Maryland General
Corporation Law. The shares of stock of the Corporation hereby classified as specified in Article
Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

	SEVENTH: Pursuant to  2-208.1(d)(2) of
the Maryland General Corporation Law, the
Articles Supplementary to the Articles set forth herein shall become effective on November 11, 2016.

	IN WITNESS WHEREOF, the Corporation
has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant
Secretary on November 4, 2016.

LORD ABBETT GLOBAL FUND, INC.


By:/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:
/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary

	THE UNDERSIGNED, Vice President and
Secretary of LORD ABBETT GLOBAL FUND,
INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary